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                                                                    EXHIBIT 23.6

                       CONSENT OF PAINEWEBBER INCORPORATED

We hereby consent to, (i) the inclusion of our opinion letter, dated February 9, 2000 to the Board of Directors of Vision Twenty-One, Inc. ("Vision Twenty-One") as Appendix E to the Joint Proxy Statement/Prospectus of OptiCare relating to the merger of OptiCare with Vision Twenty-One, Inc. and (ii) all references to Painewebber, Incorporated ("Painewebber") in the sections captioned "Summary of the Joint Proxy Statement/Prospectus - Opinions of Financial Advisors," "The Merger - Background of the Merger," "The Merger - Reasons for the Merger; Recommendations of Boards of Directors," "The Merger - Opinion of Vision Twenty-One Advisor" and "The Merger Agreement - Additional Agreements" of the Joint Proxy Statement/Prospectus of OptiCare which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                        PAINEWEBBER INCORPORATED

                                        By: /s/ George J. Kostas
                                           -----------------------------------
                                           Name:  George J. Kostas
                                           Title: Director

May 9, 2000